UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                FORM 8-K/A

                                AMENDMENT 1

                              CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934



          Date of report (Date of earliest
            event reported)                      December 2, 1994
                                         ----------------------------



                          O'SULLIVAN CORPORATION
     ----------------------------------------------------------------
          (Exact name of registrant as specified in its charter)


                                 VIRGINIA
     ----------------------------------------------------------------
              (State or other jurisdiction of incorporation)


              1-4438                               54-0463029
     -----------------------      -----------------------------------
    (Commission File Number)     (IRS Employer Identification Number)


       1944 Valley Avenue, P.O.Box 3510, Winchester, Virginia 22601
     ----------------------------------------------------------------
       (Address of principal executive offices, including zip code)


                              (703) 667-6666
     ----------------------------------------------------------------
           (Registrant's telephone number, including area code)








                                      - 132 -
    Item 7.   Financial Statements and Exhibits.

       (b).   Pro Forma Financial Information.

              The Pro Forma Statements of Income for the Year Ended December 31, 1993 and for the Nine Months Ended September 30, 1994, have been restated.




















































                                      - 133 -
                       O'SULLIVAN CORPORATION AND SUBSIDIARIES
                     PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                        For the Year Ended December 31, 1993
                                     (Unaudited)


                                   O'Sullivan                      O'Sullivan
                                  Corporation      Pro Forma      Corporation
                                   Historical     Adjustments (d)  Pro Forma
                                 -------------   -------------   -------------
    Net sales                    $ 292,255,714   $(118,910,213)  $ 173,345,501
    Cost of products sold          251,803,879    (114,350,760)    137,453,119
                                 -------------   -------------   -------------
      Gross profit               $  40,451,835   $  (4,559,453)  $  35,892,382
                                 -------------   -------------   -------------
    Operating expenses
      Selling and warehousing    $  12,962,527   $  (2,212,344)  $  10,750,183
      General and administrative     9,485,791      (2,301,253)      7,184,538
      Recovery of restructuring
       charge                         (969,251)        969,251         - -
                                 -------------   -------------   -------------
                                 $  21,479,067   $  (3,544,346)  $  17,934,721
                                 -------------   -------------   -------------
      Income from operations     $  18,972,768   $  (1,015,107)  $  17,957,661
                                 -------------   -------------   -------------
    Other income (expense)
      Interest expense           $  (2,471,269)  $   1,593,435   $    (877,834)
      Other, net                       295,983         (46,660)        249,323
                                 -------------   -------------   -------------
                                 $  (2,175,286)  $   1,546,775   $    (628,511)
                                 -------------   -------------   -------------
    Income before income taxes
      and cumulative effect of
      accounting changes         $  16,797,482   $     531,668   $  17,329,150
    Income taxes                     7,088,364        (141,614)      6,946,750
                                 -------------   -------------   -------------
    Income before cumulative
      effect of accounting
      changes                    $   9,709,118   $     673,282   $  10,382,400
    Cumulative effect of
      accounting changes               305,338        (281,221)         24,117
                                 -------------   -------------   -------------
    Net income                   $  10,014,456   $     392,061   $  10,406,517
                                 =============   =============   =============
    Net income per common share:
      Income before cumulative
        effect of accounting
        changes                  $        0.59   $        0.04   $        0.63
      Cumulative effect of
        accounting changes                0.02           (0.02)        - -
                                 -------------   -------------   -------------
    Net income per common share  $        0.61   $        0.02   $        0.63
                                 =============   =============   =============


    See accompanying notes to pro forma consolidated financial statements.



                                      - 134 -
                       O'SULLIVAN CORPORATION AND SUBSIDIARIES
                     PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                    For the Nine Months Ended September 30, 1994
                                     (Unaudited)


                                   O'Sullivan                      O'Sullivan
                                  Corporation      Pro Forma      Corporation
                                   Historical (e) Adjustments      Pro Forma
                                 -------------   -------------   -------------
    Net sales                    $ 269,732,967   $(120,604,004)  $ 149,128,963
    Cost of products sold          234,570,981    (115,164,987)    119,405,994
                                 -------------   -------------   -------------

      Gross profit               $  35,161,986   $  (5,439,017)  $  29,722,969
                                 -------------   -------------   -------------

    Operating expenses
      Selling and warehousing    $  11,147,770   $  (2,230,526)  $   8,917,244
      General and administrative     6,950,859      (1,743,982)      5,206,877
                                 -------------   -------------   -------------
                                 $  18,098,629   $  (3,974,508)  $  14,124,121
                                 -------------   -------------   -------------

      Income from operations     $  17,063,357   $  (1,464,509)  $  15,598,848
                                 -------------   -------------   -------------

    Other income (expense)
      Interest expense           $  (2,374,533)  $   1,685,691   $    (688,842)
      Other, net                       113,839          (9,617)        104,222
                                 -------------   -------------   -------------
                                 $  (2,260,694)  $   1,676,074   $    (584,620)
                                 -------------   -------------   -------------

    Income before income taxes   $  14,802,663   $     211,565   $  15,014,228

    Income taxes                     5,855,676          86,439       5,942,115
                                 -------------   -------------   -------------

    Net income                   $   8,946,987   $     125,126   $   9,072,113
                                 =============   =============   =============

    Net income per common share  $        0.54   $        0.01   $        0.55
                                 =============   =============   =============





    See accompanying notes to pro forma consolidated financial statements.









                                      - 135 -






                                   S I G N A T U R E S







    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.






                                   O'SULLIVAN CORPORATION


                                   /s/ Anthony A. Barone
                                   ---------------------------
                                   Anthony A. Barone
                                   Vice President, Secretary
                                   and Chief Financial Officer



                                   /s/ C. Bryant Nickerson
                                   ---------------------------
                                   C. Bryant Nickerson
                                   Treasurer and
                                   Chief Accounting Officer


        December 19, 1994















                                      - 136 -